UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2024

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2024, iSpecimen Inc. (the “Company”) entered into certain warrant repurchase and termination agreements (the “Repurchase Agreement”) with certain holders (each, the “Warrant Holder”) of warrants (the “Warrants”) with an issuance date of December 1, 2021 at an exercise price of $13.00 per share for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in connection with an aggregate of up to 1,312,500 shares of Common Stock exercisable under the Warrants. The Warrants were issued to the Warrant Holders in a private placement offering of the Company’s securities closed on December 2, 2021, and the resale of the shares of Common Stock issuable upon exercise of the Warrants were registered under an effective Registration Statement on Form S-1, as amended (File Number: 333-261640), filed by the Company.

Pursuant to the Repurchase Agreement, the Company agreed to repurchase from the Warrant Holders, who agreed to sell and transfer to the Company, the Warrants for an amount in cash equal to $0.04 multiplied by the total maximum number of shares of Common Stock issuable to the Warrant Holders upon the full exercise of the Warrants. In addition, upon full payment for the Warrants sold under the Repurchase Agreement, the Warrants and any warrants agreements or any other agreements, documents or instruments relating to the Warrants (including that certain Securities Purchase Agreements, dated November 28, 2021, by and between the Company and the Warrant Holders, that certain Registration Rights Agreements, dated November 28, 2021 by and between the Company and the Warrant Holders) (collectively, the “Warrant Documentation”) would terminate, and all past, current and future obligations of the Company relating to the Warrants and Warrant Documentation would be released, discharged and of no further force or effect.

A copy of the form of the Repurchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information contained above in Item 1.01 related to the termination of the Warrants and Warrant Documentation is hereby incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Repurchase and Termination Agreements between the Company and certain Warrant Holders
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2024

iSPECIMEN INC.

By:	/s/ Tracy Curley
Name: Tracy Curley
Title: Chief Executive Officer